Exhibit 10.2

***Text Omitted Pursuant to a Request for Confidential Treatment and Filed Separately with the

Securities and Exchange Commission

Sponsored Research Agreement

Addendum No. 4

March 17, 2014

As a result of the need to accelerate the accumulation of (1) more clinical and laboratory data in support of additional indications for the Company’s drugs currently in clinical studies and (2) to move other drugs from the Company’s drug portfolio into clinical studies, and (3) to support and expand the precise diagnostic capabilities of the ORP product to detect all forms of human disease, this addendum is entered into to expand, modify and amend the sponsored Research Agreement (the “SRA”), dated September 1, 2009, made by and between Trauma Research LLC (“TRLLC”) and Ampio Pharmaceuticals, Inc. (the “Company” or “Ampio,” formerly DMI Life Sciences, Inc., aka “Sponsor”) and, through effect of addendums, Luoxis Diagnostics, Inc. (“Luoxis”).

Capitalized terms not otherwise defined herein have the same meaning as in the SRA.

WHEREAS, the SRA was entered into as of September 1, 2009; and

WHEREAS, the SRA has been amended and modified pursuant to Addendum No. 1 thereto executed as of June 1, 2012, Addendum No. 2 thereto executed as of June 15, 2013, and Addendum No. 3 dated as of September 1, 2013; and

WHEREAS, the parties hereto (the “Parties”) desire to amend the SRA in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in accordance with Section 12.2 of the SRA, the Parties do hereby amend and revise the SRA as follows.

1.     Amendments.

1.1     Section 9.1 of the Agreement shall be amended to insert “March 31, 2019” in lieu of “August 31, 2014.”

1.2     Section 9.3 of the Agreement shall be amended to insert at the end of the Section the following language, “provided, however, no such termination shall occur prior to March 31, 2017.”

1.3     For the benefit of Ampio, the Research Project shall be modified and expanded to include the activities listed on Exhibit A hereto. In consideration thereof, Ampio shall pay to TRLLC the sum of $ 425,000 payable on March 18, 2014, $150,000 on July 1, 2014, and $150,000 on October 1, 2014.

1.4     For the benefit of Luoxis, the Research Project shall be modified and expanded to include the activities listed on Exhibit A hereto. In consideration thereof, Luoxis shall pay to TRLLC the sum of $315,000 payable on March 18, 2014, $150,000 on May 1, 2014, and $150,000 on September 1, 2014.

2.     Miscellaneous.

2.1     Except as specifically amended hereby and by prior addendums, the SRA shall continue in full force and effect.

2.2     This Amendment may be executed in any number of counterparts and, when so executed, all of such counterparts shall constitute a single instrument binding upon all Parties notwithstanding that all Parties are not signatory to the original or to the same counterpart. In the event any provision of this Amendment is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Amendment and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Amendment.

2.3     The Parties agree to execute any additional documents reasonably necessary to effect the intention of the Parties hereto.

[Remainder of this page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Addendum No. 4 to the SRA to be executed as of March 17, 2014.

Luoxis Diagnostics, Inc.	Trauma Research, LLC

/s/ Josh Disbrow	/s/ David Bar-Or
Josh Disbrow CEO	David Bar-Or, M.D. Manager

Ampio Pharmaceuticals, Inc.

/s/ Michael Macaluso
Michael Macaluso CEO

Exhibit A

Significantly increase the capabilities of Trauma Research to enable the following activities in support of Ampio’s commercial activities and business plan.

[...***...]

Exhibit B

Significantly increase the capabilities of Trauma Research to enable the following activities in support of Luoxis’ commercial activities and business plan.

[...***...]